Investor Contacts: Gerald Tucciarone
Chief Financial Officer
631/434-1600 extension 306

HAUPPAUGE DIGITAL ANNOUNCES RESULTS OF VOTING
AT 2006 ANNUAL MEETING OF STOCKHOLDERS; 2006 NET SALES AND EXPECTED MARKET PERFORMANCE OF HVR-950 DISCUSSED AT MEETING

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HAUPPAUGE, NY - October 17, 2006 - Hauppauge Digital, Inc. (NASDAQ: HAUP), a leading developer of digital video TV and data broadcast receiver products for personal computers, today announced the results of voting and the expected net sales of the Company for the 2006 fiscal year at the 2006 Annual Meeting of Stockholders held on October 17, 2006 at 9:30 a.m. at the Company’s executive offices located at 91 Cabot Court, Hauppauge, New York

ELECTION OF DIRECTORS

Kenneth Plotkin, Bernard Herman, Robert S. Nadel, Christopher G. Payan, Neal Page and Seymour G. Siegel, the Company’s directors immediately preceding the meeting, were nominated for election as directors and were duly elected as directors by the Company’s stockholders at the meeting to serve until the next annual meeting of stockholders and until their respective successors have been elected and have qualified, or until their earlier resignation or removal.

APPROVAL OF AMENDMENT OF EMPLOYEE STOCK PURCHASE PLAN

On May 25, 2006, the Board of Directors of the Company approved a third amendment to the Company’s Employee Stock Purchase Plan, which amendment, subject to stockholder approval, would increase the number of shares of common stock available thereunder from 260,000 to 420,000 and change the termination date of the plan to December 31, 2010 from December 31, 2006. The amendment was duly ratified by the Company’s stockholders at the meeting.

APPROVAL OF AMENDMENT OF 2003 PERFORMANCE AND EQUITY INCENTIVE PLAN

On September 5, 2006, the Board of Directors of the Company approved an amendment to the Company’s 2003 Performance and Equity Incentive Plan, which amendment, subject to stockholder approval, would increase the number of shares of common stock authorized thereunder by an additional 1,000,000 shares, all of which may be utilized for incentive stock options. The amendment was duly ratified by the Company’s stockholders at the meeting.

2006 EXPECTED NET SALES / EXPECTED MARKET PERFORMANCE OF WinTV-HVR 950

At the question and answer portion of the meeting, during which Kenneth Plotkin, the Company’s Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer, answered questions from stockholders, Mr. Plotkin noted that the Company expected net sales in excess of $90 Million for the fiscal year ended September 30, 2006 and, based on certain sales channel market information currently available to the Company, sales of the Company’s WinTV-HVR 950 hybrid video recorder product were expected to be relatively strong for the upcoming holiday season.

ABOUT HAUPPAUGE DIGITAL

Hauppauge Digital, Inc. is a leading developer of analog and digital TV receiver products for the personal computer market. Through its Hauppauge Computer Works, Inc. and Hauppauge Digital Europe subsidiaries, the Company designs and develops analog and digital TV receivers that allow PC users to watch television on their PC screen in a resizable window and enable the recording of TV shows to a hard disk, digital video editing, video conferencing, receiving of digital TV transmissions, and the display of digital media stored on a computer to a TV set via a home network. The Company is headquartered in Hauppauge, New York, with administrative offices in Luxembourg, Ireland and Singapore and sales offices in Germany, London, Paris, The Netherlands, Sweden, Italy, Spain, Singapore, Taiwan and California. The Company’s Internet web site can be found at http://www.hauppauge.com.

This press release contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this press release may not occur. Generally these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, projected or anticipated benefits from acquisitions to be made by us, or projections involving anticipated revenues, earnings or other aspects of our operating results. The words "may," "will," "expect," "believe," "anticipate," "project," "plan," "intend," "estimate," and "continue," and their opposites and similar expressions are intended to identify forward-looking statements. We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences (including, but not limited to, those set forth in our Annual Report on Form 10-K for the year ended September 30, 2005), many of which are beyond our control, that may influence the accuracy of the statements and the projections upon which the statements are based. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.